Exhibit 10.3

TERM NOTE

$2,000,000.00	October 6, 2008
Due Date: November 10, 2016

FOR VALUE RECEIVED, MANITEX INTERNATIONAL, INC. (“Manitex”), a Michigan corporation, having an address at 7402 West 100th Place, Bridgeview, Illinois 60455, (formerly known as Veri-Tek International, Corp.) (the “Borrower”), unconditionally promises to pay to the order of TEREX CORPORATION, a Delaware corporation (“Terex”), the original principal sum of TWO MILLION DOLLARS AND NO CENTS ($2,000,000.00) in lawful money of the United States of America in immediately available funds.

Borrower shall make annual principal payments to Terex of Two Hundred and Fifty Thousand Dollars ($250,000.00) commencing March 1, 2009 and on each year thereafter through March 1, 2016. At Borrower’s option, up to $150,000.00 of the $250,000.00 annual principal payment may be made in shares of common stock of Borrower having a market value (as determined below) of $150,000.00 so long as the common stock of Borrower is listed for trading on the NASDAQ or other national stock exchange. For the purposes of determining the market value of the shares of common stock of Borrower, the value of each share of common stock of Borrower shall be the average of the closing prices on the NASDAQ as reported in The Wall Street Journal (national edition) (or if not reported thereby, any other authoritative source) for the twenty (20) consecutive trading days ending on the trading day immediately prior to the date of such payment.

Borrower shall repay all outstanding amounts under this Note on November 10, 2016, the final maturity date of this Note.

The interest accrued hereunder shall be payable quarterly commencing January 1, 2009. The unpaid principal balance hereof shall bear interest at the rate per annum equal to six percent (6.0%) (the “Note Rate”). Interest shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 360. Upon an Event of Default (as defined below), interest on the then due and outstanding principal balance and all accrued and unpaid interest shall accrue from the due date of said event of default until actual payment is made at a rate per annum equal to the Note Rate plus two percent (2%). In no event will the interest rate charged or received hereunder at any time exceed the maximum interest rate permitted by applicable law. Payments received by Terex hereunder which would otherwise cause the interest rate to exceed such maximum interest rate will, to the extent of such excess, hereby be deemed to be prepayments of principal and applied as such as herein provided. All payments hereunder shall be applied first to the payment of accrued interest before being applied to the payment of principal.

If any payment under this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close, the payment shall be extended to the next succeeding business day.

If any of the following events occur (each an “Event of Default”), then the entire unpaid principal amount of, and accrued and unpaid interest on, this Note shall immediately be due and payable:

•	Borrower fails to pay the principal or interest of this Note when due and such failure to pay continues for 30 days; or

•

Borrower commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or Borrower is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or Borrower petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of Borrower or for all or substantially all of its property or assets; or Borrower makes an assignment for the benefit of its creditors; or Borrower admits in writing its inability to pay its debts as they mature; or

•

There is commenced against Borrower any proceeding relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of ninety (90) days or Borrower by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for Borrower or for all or substantially all of its property or assets, and the receivership or trustee remains undischarged for a period of ninety (90) days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of Borrower, and the warrant or similar process is not dismissed or bonded within ninety (90) days after the levy; or

•

Borrower and/or Crane & Machinery, Inc. (collectively, the “Borrower Parties”) defaults under that certain Restructuring Agreement dated as of the date of this Note (the “Restructuring Agreement”) or any of the other agreements contemplated by the Restructuring Agreement, or any mortgage, security agreement or other document securing the obligations hereunder (collectively, the “Transaction Documents”), or there is a breach by any of the Borrower Parties of any of its representations, warranties or covenants under the Restructuring Agreement or any of the other agreements between Borrower Parties and Terex or its affiliates; or

•

Borrower (i) sells, conveys, leases all or substantially all of its assets; or (ii) another entity merges into Borrower or Borrower consolidates with or merges into any other entity and Borrower is not the surviving entity and/or the shareholders of the Borrower do own less than a majority of the economic and voting rights of the surviving entity; or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Borrower, whether as a result of issuance of securities of Borrower, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 60% of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office.

•

Any event or condition shall occur which results in the acceleration of the maturity of any obligation of Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such obligation or any person acting on such holder’s behalf to accelerate the maturity thereof; or

•

A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unpaid for a period of thirty (30) days after final appeal.

This Note constitutes the “Note” issued pursuant to that certain Restructuring Agreement. This Note is made for a commercial purpose and is secured by, among other things, the collateral granted to Terex under the terms of a Security Agreement by and among Crane & Machinery, Inc. and Terex dated as of the date hereof.

Without affecting the liability of the Borrower, or any indorser, surety or guarantor, Terex may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it. The Borrower and all endorsers, sureties and guarantors hereby waive presentment, protest, demand and notice of dishonor.

No delay in the right of Terex in exercising any of its options, powers or rights nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of Terex of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Failure of Terex to assert any right herein shall not be deemed to be a waiver thereof.

Borrower shall pay upon demand all costs and expenses incurred by Terex in connection with the Transaction Documents, including, without limitation, all losses, costs and expenses in connection with the exercise, enforcement, protection and preservation of Terex’s rights or remedies under the Transaction Documents, or in connection with legal advice relating to thereto (including, without limitation, court costs, attorney’s fees and expenses of accountants and appraisers). Borrower will indemnify and save Terex harmless from and against any loss or expense which Terex sustains or incurs as a consequence of an Event of Default.

This Note may be amended, modified or canceled only by the written agreement of Borrower and Terex.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard for any conflict of law provision of that jurisdiction or any jurisdiction.

TO INDUCE TEREX TO ACCEPT THIS NOTE, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS NOTE, THE RESTRUCTURING AGREEMENT, OR ANY OTHER AGREEMENT WITH TEREX, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN NEW YORK COUNTY, NEW YORK. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

THIS TERM NOTE is executed as of the date set forth above, by:

MANITEX INTERNATIONAL, INC.,
a Michigan corporation

By:	/s/ Andrew Rooke
Name:	Andrew Rooke
Title:	President